JACK HENRY & ASSOCIATES, INC.
2006 EMPLOYEE STOCK PURCHASE PLAN

(As Amended and Restated, effective as of January 1, 2024)
The following constitutes the provisions of the Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan.

1.    Purpose and History. The purpose of the Plan is to provide employees of the Company and Designated Subsidiaries with an opportunity to purchase Common Stock through accumulated payroll deductions. It is the intention of the Company that the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Plan was initially approved by the Company's stockholders on October 31, 2006, has been amended several times and was most recently last amended and restated effective November 10, 2016. The Plan is hereby amended and restated effective as of January 1, 2024.

2.    Definitions.

(a)    “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” shall mean the common stock of the Company, $0.01 par value.

(d)    “Company” shall mean Jack Henry & Associates, Inc.

(e)    “Compensation,” unless otherwise determined by the Company, shall mean all compensation reportable on Form W-2, including without limitation base straight time gross earnings, commissions, payments for overtime, shift premium, incentive compensation, and bonuses, plus any amounts contributed by the Participant pursuant to a salary reduction agreement to a qualified deferred compensation plan described in Section 401(k) of the Code or a cafeteria plan described in Section 125 of the Code maintained by the Employer, but excluding expense reimbursements, benefit credits, severance payments, any amounts realized in connection with the exercise, vesting, or disposition of stock acquired under equity awards, and contributions by the Employer to a qualified deferred compensation plan.

(f)    “Designated Subsidiary” shall mean any wholly-owned Subsidiary or any other Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)    “Effective Date” shall mean January 1, 2024.

(h)    “Employee” shall mean any person (i) who is an employee of an Employer within the meaning of Section 3401(c) of the Code, (ii) whose customary employment with the Employer is at least 20 hours per week and more than 5 months in any calendar year, and (iii) who, as of the Enrollment Date, has been employed by the Employer for at least thirty calendar days. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where the period of leave exceeds 90 calendar days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i)    “Employer” shall mean the Company or a Designated Subsidiary, as applicable.

(j)    “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(k)    “Exercise Date” shall mean the last Trading Day of each Offering Period.

(l)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported by such exchange or system;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported by a source the Board deems reliable; or

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(m)    “Offering Periods” shall mean a period of approximately three (3) months beginning on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year and ending on the last Trading Day in March, June, September, and December, respectively, and during which an option granted pursuant to the Plan may be exercised as described more fully in Section 4. With at least 15 calendar days' advance notice to Participants, the Board may change the duration of future Offering Periods (subject to a maximum Offering Period of twenty-seven (27) months) and/or the start and end dates of future Offering Periods.

(n)    “Participant” shall mean an Employee who participates in the Plan.

(o)    “Plan” shall mean this Jack Henry & Associates, Inc. 2006 Employee Stock Purchase Plan.

(p)    “Purchase Price” shall mean the lesser of (i) 85% of the Fair Market Value of a share of Common Stock on the Exercise Date or (ii) 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date; provided, however, that in no event shall the Purchase Price be less than $0.01 per share, and provided further that the Purchase Price may be adjusted by the Board pursuant to Section 20(c).

(q)    “Subsidiary” shall mean any corporation other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of granting an option under the Plan, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r)    “Trading Day” shall mean a day on which national stock exchanges (including the Nasdaq Stock Market) are open for trading.

3.    Eligibility.

(a)    Any Employee who shall be employed by an Employer on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the limitations imposed by Section 423(b) of the Code.

(b)    Any provisions of the Plan to the contrary notwithstanding, no Participant shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Participant (or any other person whose stock would be attributed to such Participant pursuant to Section 424(d) of the Code) would own stock of the Company or any Subsidiary and/or hold outstanding options to purchase such stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods. The Plan shall be implemented by a series of Offering Periods, each of which shall be approximately three (3) months in duration, with new Offering Periods commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 of each year and ending on the last Trading Day in March, June, September, and December, respectively, (or such other times as determined by the Company) until terminated in accordance with Section 20. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least 15 calendar days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.
(a)    An eligible Employee may become a Participant in the Plan by completing a Subscription Agreement authorizing payroll deductions in the form required by the Company and filing it in the manner directed by Human Resources Department of the Company at least 10 calendar days prior to the applicable Enrollment Date or by such other date as the Company may prescribe. Participation in the Plan shall be voluntary.

(b)    An Employee’s Subscription Agreement and participation in the Plan shall become effective on the first Enrollment Date following the timely filing of his or her Subscription Agreement and, provided the Participant continues to be an eligible Employee, shall remain effective until changed or revoked by the Participant by filing a Payroll Deduction Authorization Change or Withdrawal in the form required by the Company pursuant to Section 6(d) or 10(a). An Employee who becomes eligible to participate in the Plan after the commencement of an Offering Period or who is eligible but declines to participate prior to the commencement of such Offering Period may not become a participant in the Plan until the commencement of the next Offering Period.

6.    Payroll Deductions.

(a)    Payroll deductions for a Participant shall commence on the first payday following the Enrollment Date and shall continue on each payday during the Offering Period as to which the Participant’s Subscription Agreement is applicable.

(b)    At the time a Participant files his or her Subscription Agreement, he or she shall elect to have payroll deductions, determined either, as elected by the Participant:

(i) as a whole percentage of Compensation in which case such percentage amount will be deducted from all Compensation paid during the Offering Period including deductions from all regular semi-monthly or bi-weekly pay periods and any additional off-cycle pay periods (e.g., bonus checks); or

(ii) as a whole (flat) dollar amount from each pay period including deductions from all regular semi-monthly or bi-weekly pay periods and any additional off-cycle pay periods (e.g., bonus checks).

In no event may a Participant elect to have less than $10.00 deducted per pay period nor elect to have an amount more than 20% of the Participant's Compensation per pay period deducted. Elections that would result in a deduction above the maximum limitation will be decreased to the maximum allowable amount. These minimum amount and maximum percentage limitations may be changed from time to time by the Company subject to the provisions of Section 20.  Except for the foregoing sentence, all eligible Employees shall have the same rights and privileges under the Plan.

(c)    All payroll deductions made for a Participant shall be credited to an individual account established under the Plan for such Participant. A Participant may not make any additional payments into such account.

(d)    A Participant may increase or decrease the rate of his or her payroll deductions with respect to a subsequent Offering Period by filing a "Payroll Deduction Authorization Change" or "Withdrawal Form" (or similarly identified forms provided by the Company) in the manner directed by the Human Resources Department of the Company, provided that such form is received at least 10 business days prior to such Offering Period and the Participant is an eligible Employee as of the Enrollment Date of such Offering Period. A Participant may suspend or discontinue his or her participation in the Plan as provided in Section 10, effective at the time described in Section 10. A Participant may only file one Payroll Deduction Authorization Change or Withdrawal Form with respect to any Offering Period.

(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) of the Plan, a Participant’s payroll deductions may be terminated at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant’s Subscription Agreement or Payroll Deduction Authorization Change or Withdrawal Form, as applicable, at the beginning of the first Offering Period which ends in the following calendar year, unless terminated by the Participant as provided in Section 10.

7.    Grant of Option. On the Exercise Date of each Offering Period, each Participant participating in the Plan for such Offering Period shall be granted an option to purchase on such Exercise Date of such Offering Period (at the applicable Purchase Price) the number of shares of Common Stock determined by dividing such Participant’s payroll deductions accumulated in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a Participant be permitted to purchase for the Offering Period in which the option is outstanding, more than the number of shares obtained by dividing the “applicable dollar amount” by the Fair Market Value on the Exercise Date of a share of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Section 3(b) and 13. For this purpose, the “applicable dollar amount” is $25,000 reduced by the Fair Market Value on the applicable Exercise Date of Common Stock previously purchased by the Participant under this Plan during the calendar year. Exercise of the option shall occur as provided in Section 8. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    A Participant’s option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full and fractional (to the fourth decimal place) shares of Common Stock subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Any other monies left over in a Participant’s account after the Exercise Date shall be retained in the Participant’s account for the subsequent Offering Period. During a Participant’s lifetime, a Participant’s options are exercisable only by him or her.

(b)    If, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed the number of shares available for sale under the Plan on such Exercise Date, the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Exercise Date in as uniform a manner as shall be practicable among all Participants exercising options to purchase Common Stock on such Exercise Date on the basis of their payroll deductions for such Offering Period. The balance of the amount credited to the account of each Participant which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Exercise Date, without any interest thereon.

(c)    No option shall be exercised to purchase shares of Common Stock, and no shares shall be issued by the Company under this Plan, unless such shares are covered by an effective registration statement under the Securities Act of 1933, as amended, or by an exemption therefrom.

9.    Delivery of Stock. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange for the issuance and delivery to, or credit to the account of, each Participant, as appropriate, of the shares purchased upon exercise of his or her option. At the election of the Company, the issuance and delivery of the shares purchased upon exercise of a participant’s option may be effected by transfer (electronic or otherwise in the discretion of the Company) of such shares to a securities account maintained in the Participant’s name. Stock certificates will be issued to the Participant when he or she requests by filing a Stock Certificate Request in the form required by the Company; provided, however, that the Company shall not be obligated to issue stock certificates to Participants in an amount less than 25 shares of Common Stock, except in cases of the Participant’s withdrawal from the Plan or termination of employment or termination of the Plan by the Company.

10.    Withdrawal.

(a)    A Participant may terminate his or her participation in the Plan by filing a "Payroll Deduction Authorization Change" or "Withdrawal Form" (or similarly identified forms provided by the Company) in the manner directed by the Human Resources Department of the Company indicating his or her election to terminate participation at least 10 calendar days before the Exercise Date. The accumulated payroll deductions held on behalf of a Participant in his or her notional account (that have not been used to purchase shares of Common Stock) will continue to be held and used to purchase shares on the Exercise Date, but no additional payroll deductions will be made following receipt of the Payroll Deduction Authorization Change or Withdrawal Form indicating his or her election to terminate participation. If a Participant withdraws from an Offering Period, no payroll deductions will be made during any succeeding Offering Period, unless the Participant re-enrolls in accordance with Section 5 of the Plan. A Participant's election to withdraw from an Offering Period will not have any effect upon his or her eligibility to participate in succeeding Offering Periods that commence following the completion of the Offering Period from which the Participant withdraws.

(b)    Upon a Participant’s withdrawal from the Plan, following the applicable Offering Period the Company will arrange for, via the issuance of a stock certificate or by registering in book entry form with the Company's transfer agent in the Participant's name, the transfer to the Participant of the number of whole shares of Common Stock credited to the Participant’s account and any fractional share credited to the Participant’s account shall be payable to the Participant in cash in an amount equal to the Fair Market Value thereof, as soon as administratively practicable following such withdrawal.

11.    Termination of Employment.

(a)    Upon a Participant ceasing to be an Employee, for any reason, before the Exercise Date, the Participant will be deemed to have withdrawn from the plan. If the date the Participant ceases to be an Employee is more than 30 calendar days before the current Offering Period’s Exercise Date, then the payroll deductions in the Participant's notional account (that have not been used to purchase shares of Common Stock) shall be returned to the Participant, or in the case of the Participant's death, to the person(s) entitled to such amounts under Section 15, and the Participant's option shall be automatically terminated. If the date the Participant ceases to be an Employee is 30 calendar days or fewer before the current Offering Period’s Exercise Date, then the accumulated payroll deductions held on behalf of Participant in his or her notional account (that have not been used to purchase shares of Common Stock) will continue to be held and used to purchase shares on the Exercise Date.

(b)    Upon a Participant ceasing to be an Employee, for any reason, the Company will arrange for, via the issuance of a stock certificate or by registering in book entry form with the Company's transfer agent in the Participant's name, the transfer to the Participant (or, in the case of his or her death, to the person or persons entitled thereto under Section 15) that number of whole shares of Common Stock credited to the Participant’s account. Any fractional share credited to the Participant’s account shall be payable to the Participant (or, in the case of his or her death, to the person or persons entitled thereto under Section 15) in cash in an amount equal to the Fair Market Value thereof, as soon as administratively practicable following such termination of employment.

12.    Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13.    Stock.

(a)    The Common Stock subject to issuance under the terms of the Plan shall be authorized but unissued shares, previously issued shares reacquired and held by the Company, or shares acquired on the public market. Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares.

(b)    The Participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

(c)    Shares to be credited to a Participant’s account or delivered to the Participant under the Plan shall, as specified in the Participant’s Subscription Agreement, be registered in the name of the Participant or in the name of the Participant and his or her spouse.

(d)    All cash dividends on shares of Common Stock credited to a Participant’s account, including a fractional share, on the dividend record date will be credited on the pay date to the Participant’s account. Such dividends shall be reinvested in shares of Common Stock for the Participant’s account as soon as practicable after receipt of such cash dividends.

14.    Administration. The Plan shall be administered by the Company. The Company shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Company shall, to the full extent permitted by law, be final and binding upon all parties. The Company may delegate certain day-to-day administration functions associated with Plan to members of the Company's Human Resources or Finance departments, and may authorize any officer of the Company to perform any act contemplated under this Plan as an authorized act of the Company. All costs and expenses incurred in connection with the administration of the Plan shall be paid by the Company. No member of the Board or Company shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board and Company shall be fully protected by the Company with respect to any such action, determination or interpretation.

15.    Designation of Beneficiary.

(a)    A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion and in full satisfaction of its obligations with respect to such Participant, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability. Neither payroll deductions credited to a Participant’s account nor any option or rights with regard to the exercise of an option may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.

17.    Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any, in the Participant’s account.

19.    Adjustments upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)    Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which has been authorized for issuance under the Plan but has not yet been placed under option or which has been returned to the Plan upon the cancellation of an option, as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board (or a committee of the Board). The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Company shall notify each Participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date.

    (c)    Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Company shall notify each Participant in writing, at least 10 business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date.

20.    Amendment or Termination.

(a)    The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the prior written consent of such Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)    Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” (i) the Board shall, in its absolute discretion, be entitled to change the Offering Periods, and (ii) the Company shall, in its absolute discretion, be entitled to limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, increase or decrease the maximum number of shares of Common Stock a Participant may purchase, subject to the limits of Section 7, during each Offering Period, establish and/or modify time frames, forms and procedures with respect to administration of the Plan, and establish such other limitations or procedures as the Company determines in its discretion are advisable and which are consistent with the Plan.

(c)    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, and to the extent necessary or desirable, the Board may modify or amend the Plan to reduce or eliminate such accounting consequence by altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price or allocating shares; or the Board may modify the Plan's operations to shorten any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the action of the Board.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan Participants.

21.    Notices. All notices or other communications by a Participant to the Company or any Employer under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with this Plan and all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan. This Plan shall continue in effect for a term of 10 years from the Effective Date unless sooner terminated under Section 20.

24.    Shareholder Approval. This Plan was originally approved by the Company's stockholders on October 31, 2006. Additional stockholder approval shall be required for any amendment only to the extent required under Section 423 of the Code or other applicable law or securities exchange on which the Company's shares of Common Stock are then traded.

25.    Equal Rights and Privileges. All Employees will have equal rights and privileges under the Plan so that the Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code or applicable Treasury regulations thereunder. Any provision of the Plan that is inconsistent with Section 423 of the Code or applicable Treasury regulations will, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code or applicable Treasury regulations.

26.    No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Employee or Participant) the right to remain in the employ of the Company, or a Subsidiary or to affect the right of the Company, or any Subsidiary to terminate the employment of any person (including any Employee or Participant) at any time, with or without cause.

27.    Notice of Disposition of Shares. Each Participant shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock purchased upon exercise of an option if such disposition or transfer is made (i) within two years from the Enrollment Date of the Offering Period in which the shares were purchased or (ii) within one year after the Exercise Date on which such shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

28.    Governing Law. To the extent that Federal laws do not otherwise control, the Plan and all determinations made or actions taken pursuant hereto shall be governed by the laws of the state of Delaware, without regard to the conflicts of laws rules thereof.

29.    Tax Withholding. If at any time the Company or any Subsidiary is required, under applicable laws and regulations, to withhold, or to make any deduction of, any taxes or take any other action in connection with any exercise of an option granted hereunder or any disposition of shares of Common Stock issued hereunder, the Participant must make adequate provision for the Company’s or such Subsidiary’s federal, state or other tax withholding obligations which arise from such exercise or disposition. The Company or such Subsidiary shall have the right to deduct or withhold from the Participant’s compensation the amount necessary for the Company or such Subsidiary to meet applicable withholding obligations.

The foregoing amended and restated Plan was approved and adopted by the Board of Directors on August 18, 2023.